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                                                                   Exhibit 10.89

                             UIH LATIN AMERICA, INC.

                                STOCK OPTION PLAN

                            (EFFECTIVE JUNE 6, 1997)

                          (AS AMENDED DECEMBER 6, 2000)


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                                TABLE OF CONTENTS

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                                                                            PAGE
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     ARTICLE I - INTRODUCTION.............................................    1
1.1  Establishment........................................................    1
1.2  Purposes.............................................................    1
1.3  Effective Date.......................................................    1
     ARTICLE II - DEFINITIONS.............................................    1
2.1  Definitions..........................................................    1
2.2  Gender and Number....................................................    4
     ARTICLE III - PLAN ADMINISTRATION....................................    4
     ARTICLE IV - STOCK SUBJECT TO THE PLAN...............................    4
4.1  Number of Shares.....................................................    4
4.2  Adjustments for Stock Split, Stock Dividend, Etc.....................    5
4.3  Adjustments for Certain Distributions of Property....................    5
4.4  Distributions of Capital Stock and Indebtedness......................    5
4.5  No Rights as Stockholder.............................................    5
4.6  Certain Issuances of Capital Stock...................................    6
4.7  Fractional Shares....................................................    6
4.8  Determination by the Committee, Etc..................................    6
     ARTICLE V - PARTICIPATION............................................    6
     ARTICLE VI - A PHANTOM OPTIONS.......................................    7
6A.1 Grant of Phantom Options.............................................    7
6A.2 Phantom Stock Option Certificates....................................    7
6A.3 Initial Public Offering..............................................    9
     ARTICLE VI-B - STOCK OPTIONS.........................................    9
6B.1 Grant of Stock Options...............................................    9
6B.2 Stock Option Certificates............................................   10
6B.3 Restrictions on Incentive Options....................................   13
     ARTICLE VII - CORPORATE REORGANIZATION; CHANGE IN CONTROL............   13
7.1  Reorganization.......................................................   13
7.2  Required Notice......................................................   14
7.3  Acceleration of Exercisability.......................................   14
7.4  Change in Control....................................................   14
7.5  Payment for Outstanding Phantom Options..............................   15
     ARTICLE VIII - RESTRICTION ON TRANSFER OF STOCK......................   16
8.1  No Transfer..........................................................   16
8.2  Sale to UIH Latin America During Employment..........................   16
8.3  Sale to UIH Latin America Following Termination of Employment........   17
8.4  Determination of Fair Market Value...................................   17
8.5  Purchase; Information to Option Holder...............................   18
     ARTICLE IX - EMPLOYMENT; TRANSFERABILITY.............................   18
9.1  Employment...........................................................   18
9.2  Other Employee Benefits..............................................   19
9.3  Nontransferability...................................................   19
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     ARTICLE X - SECURITIES LAW RESTRICTIONS..............................   19
     ARTICLE XI - WITHHOLDING.............................................   19
11.1 Withholding Requirement..............................................   19
11.2 Withholding With Stock...............................................   20
     ARTICLE XII - MISCELLANEOUS..........................................   20
12.1 Expiration...........................................................   20
12.2 Amendments, Etc......................................................   20
12.3 Treatment of Proceeds................................................   20
12.4 Section Headings.....................................................   20
12.5 Severability.........................................................   21
12.6 Gender and Number....................................................   21

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                             UIH LATIN AMERICA, INC.

                                STOCK OPTION PLAN

                                    ARTICLE I

                                  INTRODUCTION

     1.1 ESTABLISHMENT. UIH Latin America, Inc., a Colorado corporation ("UIH Latin America"), hereby establishes the UIH Latin America, Inc. Stock Option Plan (the "Plan") for certain key employees of the Company (as defined in Article II) and certain consultants to the Company. The Plan permits the grant of phantom stock options to certain key employees of, and consultants to, the Company, incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to certain key employees of the Company and non-qualified stock options, to certain key employees of, and certain consultants to, the Company.

     1.2 PURPOSES. The purposes of the Plan are to provide those who are selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in shareholder value, so that the income of those participating in the Plan is more closely aligned with the income of the Company's shareholders. The Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees and consultants.

     1.3 EFFECTIVE DATE. The effective date of the Plan shall be June 6, 1997 (the "Effective Date"), subject to approval by the affirmative votes of the holders of a majority of the shares of the Company present or represented and entitled to vote at a meeting duly held in accordance with law within one year following the Effective Date. If the stockholders of the Company do not approve the Plan as specified above, Phantom Options and Stock Options granted under the Plan shall be deemed to be rescinded without any further action by the Board or the Company, and the Plan shall automatically terminate.

                                   ARTICLE II

                                   DEFINITIONS

     2.1 DEFINITIONS. The following terms shall have the meanings set forth below:

          (a) "AFFILIATED CORPORATION" means any corporation or other entity that is affiliated with UIH Latin America through stock ownership or otherwise and is designated as an

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"Affiliated Corporation" by the Board, provided, however, that for purposes of
Incentive Options granted pursuant to the Plan, an "Affiliated Corporation" means any parent or subsidiary of the Company as defined in Section 424 of the Code.

          (b) "BOARD" means the Board of Directors of UIH Latin America.

          (c) "CODE" means the Internal Revenue Code of 1986, as it may be amended from time to time.

          (d) "COMMITTEE" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. During all periods when the Company is subject to the reporting requirements of the Securities Exchange Act of 1934 (the "1934 Act"), the Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the 1934 Act. Members of the Committee and any subcommittee or special committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. The Committee shall recommend to the Board the Eligible Employees and Eligible Consultants who shall be granted Phantom Options and Stock Options and the terms and conditions thereof.

          (e) "COMPANY" means UIH Latin America and the Affiliated Corporations.

          (f) "DISABLED" or "DISABILITY" shall have the meaning given to such terms in Section 22(e)(3) of the Code.

          (g) "ELIGIBLE CONSULTANTS" means those consultants and other individuals who provide services to the Company and whose judgment, initiative and effort are important to the Company for the management and growth of its business. For purposes of the Plan, Eligible Consultants include only those individuals who do not receive wages subject to the withholding of federal income tax under section 3401 of the Code. Eligible Consultants do not include the Company's directors who are not employees of the Company.

          (h) "ELIGIBLE EMPLOYEES" means those employees (including, without limitation, officers and directors who are also employees) of the Company or any subsidiary or division thereof, whose judgment, initiative and efforts are important to the Company for the management and growth of its business. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under section 3401 of the Code.

          (i) "FAIR MARKET VALUE" of a Share of Stock shall be the last reported sale price of the Stock on the NASDAQ National Market System on the day the determination is to be made, or if no sale took place on such day, the average of the closing bid and asked prices of the Stock on the NASDAQ National Market System on such day, or if the market is closed on such day, the last day prior to the date of determination on which the market was open for the transaction of business, as reported by NASDAQ. If, however, the Stock should be listed or admitted for trading on a national securities exchange, the Fair Market Value of a Share of the Stock shall be the last sales price, or if no sales took place, the average of the closing bid and asked prices on the day the determination is to be made, or if the market is closed on such day,

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the last day prior to the date of determination on which the market was open for the transaction of business, as reported in the principal consolidated transaction reporting system for the principal national securities exchange on which the Stock is listed or admitted for trading. If the Stock is not Publicly Traded, the Fair Market Value of the Stock for purposes of the grant of Options under the Plan shall be determined by the Committee in accordance with Section 8.4.

          (j) "INCENTIVE OPTION" means a Stock Option designated as such and granted in accordance with Section 422 of the Code.

          (k) "INITIAL PUBLIC OFFERING" or "IPO" means an underwritten public offering of the common stock of UIH Latin America that is registered under the Securities Act of 1933, as amended.

          (l) "NON-QUALIFIED OPTION" means any Stock Option other than an Incentive Option.

          (m) "OPTION HOLDER" means a Participant who has been granted one or more Phantom Options or Stock Options under the Plan.

          (n) "PHANTOM OPTION" means a right to elect to receive, for a stated period of time, cash equal to the excess of the Fair Market Value of Stock over the Phantom Option Price.

          (o) "PHANTOM OPTION CERTIFICATE" shall have the meaning given to such term in Section 6A.2 hereof.

          (p) "PHANTOM OPTION PRICE" means the base price for determining the increase in value of a Share of Stock, determined in accordance with subsection 6A.2(b).

          (q) "PUBLICLY TRADED" means listing or trading on the NASDAQ National Market System or a national securities exchange.

          (r) "SHARE" means a share of Stock.

          (s) "STOCK" means the Class A common stock of UIH Latin America.

          (t) "STOCK OPTION" means a right to purchase Stock at a stated or formula price for a specified period of time. Stock Options granted under the Plan shall be either Incentive Options or Non-Qualified Options.

          (u) "STOCK OPTION CERTIFICATE" shall have the meaning given to such term in Section 6B.2 hereof.

          (v) "STOCK OPTION PRICE" means the price at which each Share of Stock subject to an Option may be purchased, determined in accordance with subsection 6B.2(b).

          (w) "UIH" means United International Holdings, Inc..

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          (x) "UIH LATIN AMERICA" means UIH Latin America, Inc. and any successor thereto.

     2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                                   ARTICLE III

                               PLAN ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee shall determine the form or forms of the Stock Option Certificates, and other agreements with Option Holders that shall evidence the particular provisions, terms, conditions, rights and duties of UIH Latin America and the Option Holders with respect to Phantom Options and Stock Options granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

                                   ARTICLE IV

                            STOCK SUBJECT TO THE PLAN

     4.1 NUMBER OF SHARES. The number of Shares that are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary shall not exceed 2,500,000, subject to the provisions regarding changes in capital described below.

     4.2 ADJUSTMENTS FOR STOCK SPLIT, STOCK DIVIDEND, ETC. If UIH Latin America shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the Shares as to which Phantom Options and Stock Options may be granted under the Plan and (ii) the Shares then included in each outstanding Phantom Option and Stock Option granted hereunder. Upon any occurrence described in this Section 4.2, the total Phantom Option Price or Stock Option Price, as the case may be, under each then outstanding Phantom Option or Stock Option shall remain unchanged but shall be apportioned ratably over the increased or decreased number of Shares subject to the Phantom Option or Stock Option.

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     4.3 ADJUSTMENTS FOR CERTAIN DISTRIBUTIONS OF PROPERTY. If UIH Latin America
shall at any time distribute with respect to its Stock assets or securities of other persons (excluding cash dividends or distributions payable out of capital surplus and dividends or other distributions referred to in sections 4.2 or 4.4), then the Phantom Option Price or Stock Option Price, as the case may be, of outstanding Phantom Options and Stock Options shall be adjusted to reflect the fair market value of the assets or securities distributed, the Company shall provide for the delivery upon exercise of such Phantom Options or Stock Options of cash in an amount equal to the fair market value of the assets or securities distributed or a combination of such actions shall be taken, all as determined by the Committee in its discretion. Fair market value of the assets or securities distributed for this purpose shall be as determined by the Committee; provided however, that if UIH Latin America is not Publicly Traded and the assets or securities represent an operating business, the fair market value shall be determined in accordance with Section 8.4.

     4.4 DISTRIBUTIONS OF CAPITAL STOCK AND INDEBTEDNESS. If UIH Latin America shall at any time distribute with respect to its stock shares of its capital stock (other than Stock) or evidences of indebtedness, then a proportionate part of such capital stock and evidences of indebtedness shall be set aside for each outstanding Stock Option and, upon the exercise of such Stock Option, delivered to the Option Holder.

     4.5 NO RIGHTS AS STOCKHOLDER. An Option Holder shall have none of the rights of a stockholder with respect to the Shares subject to a Stock Option until such Shares are transferred to the Option Holder upon the exercise of such Stock Option. Except as provided in this Article IV, no adjustment shall be made for dividends, rights or other property distributed to stockholders (whether ordinary or extraordinary) for which the record date is prior to the date such Shares are so transferred.

     4.6 CERTAIN ISSUANCES OF CAPITAL STOCK. If any person, including without limitation United International Holdings, Inc., acquires, whether by purchase, capital contribution or otherwise, any shares of the capital stock of UIH Latin America at a price less than $8.41 per share, and if the Committee shall in its discretion determine that such acquisition equitably requires an adjustment in the number of Shares subject to a Phantom Option or Stock Option, an adjustment in the Phantom Option Price or Stock Option Price, or the taking of any other action by the Committee, such adjustments shall be made or other action taken by the Committee and shall be effective for all purposes of the Plan and each outstanding Phantom Option or Stock Option.

     4.7 FRACTIONAL SHARES. No adjustment or substitution provided for in this
Article IV shall require the Company to issue a fractional share. The total substitution or adjustment with respect to each Stock Option shall be limited by deleting any fractional share.

     4.8 DETERMINATION BY THE COMMITTEE, ETC. Adjustments under this Article IV shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

                                    ARTICLE V

                                  PARTICIPATION

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     In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select Option Holders from among Eligible Employees and Eligible Consultants to whom Phantom Options and Stock Options will be granted and shall specify the number of Shares subject to each Phantom Option or Stock Option and such other terms and conditions of each Phantom Option or Stock Option as the Committee may determine to be necessary or desirable and consistent with the terms of the Plan. Eligible Employees shall be selected from the employees of the Company who are performing services in the management, operation and growth of the Company, and contribute, or are expected to contribute, to the achievement of long-term corporate objectives. Eligible Consultants shall be selected from the consultants and other individuals who provide services to the Company with respect to the operation and growth of the Company and who contribute, or are expected to contribute, to the achievement of long-term corporate objectives. Eligible Employees and Eligible Consultants may be granted from time-to-time one or more Phantom Options or Stock Options. The grant of each such Phantom Option or Stock Option shall be separately approved by the Committee, and receipt of one such Option shall not result in automatic receipt of any other Phantom Option or Stock Option. Upon determination by the Committee that a Phantom Option or Stock Option is to be granted to an Eligible Employee or Eligible Consultant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Notwithstanding the foregoing, as long as UIH Latin America is not Publicly Traded, the Committee may grant only Phantom Options under the Plan. After the closing of an Initial Public Offering, the Committee may grant only Stock Options under the Plan.

                                  ARTICLE VI-A

                                 PHANTOM OPTIONS

     6A.1 GRANT OF PHANTOM OPTIONS. Coincident with or following designation for participation in the Plan, Eligible Employees and Eligible Consultants may be granted one or more Phantom Options. A Phantom Option shall be considered as having been granted on the date specified in the grant resolution of the Committee. Phantom Options may be granted only while the Company is not Publicly Traded.

     6A.2 PHANTOM STOCK OPTION CERTIFICATES. Each Phantom Option granted under the Plan shall be evidenced by a written certificate or agreement (a "Phantom Option Certificate"). A Phantom Option Certificate shall be issued by UIH Latin America in the name of the Participant to whom the Phantom Option is granted (the "Option Holder") and in such form as may be approved by the Committee. The Phantom Option Certificate shall incorporate and conform to the conditions set forth in this Section 6A.2 as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

          (a) NUMBER OF SHARES. Each Phantom Option Certificate shall state that it covers a specified number of Shares of Stock, as determined by the Committee.

          (b) PHANTOM OPTION PRICE. The base price for determining the increase in value of a Share of Stock shall be determined in each case by the Committee and set forth in the Option Certificate.

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          (c) DURATION OF PHANTOM OPTIONS; RESTRICTIONS ON EXERCISE. Each
Phantom Option Certificate shall state the period of time, determined by the Committee, within which the Phantom Option may be exercised by the Option Holder (the "Option Period"). The Option Period must end, in all cases, not more than ten years from the date the Phantom Option is granted. Each Option Certificate shall provide that the Phantom Option shall become exercisable (vest) in increments if the Option Holder is continuously employed by UIH Latin America or an Affiliated Corporation from the date of grant through the following vesting dates: 1/48th of the number of Shares subject to the Phantom Option shall vest on the same date of the month as the date of grant, commencing with the month next following the month in which the Phantom Option was granted. If the vesting formula results in a fractional share, the vested increment shall be rounded down to the next whole share. The Phantom Option shall be fully vested on the fourth anniversary of the date of grant. However, the Committee, with the approval of the Board, may establish different vesting schedules for specified Phantom Option grants. Except as set forth in Article VII, the Phantom Option shall not be exercisable as to any Shares for which the continuous employment requirement is not satisfied, regardless of the circumstances under which the Option Holder's employment by the Company is terminated. The number of Shares as to which the Phantom Option may be exercised is cumulative, so that once the Phantom Option is exercisable as to any Shares it shall continue to be exercisable as to such Shares until expiration or termination of the Phantom Option.

          (d) TERMINATION OF SERVICES, DEATH, DISABILITY, ETC. The Committee may specify the period, if any, after which a Phantom Option may be exercised following termination of the Option Holder's services. The effect of this subsection 6A.2(d) shall be limited to determining the consequences of a termination and nothing in this subsection 6A.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any individual's services. If the Committee does not otherwise specify, the following shall apply:

               (i) If the employment or consulting relationship of an Option Holder by or with the Company terminates for any reason other than death or Disability within six months after the date the Phantom Option is granted or if the employment or consulting relationship of the Option Holder by or with the Company is terminated within the Option Period for cause, as determined by the Company, the Phantom Option shall thereafter be void for all purposes. As used in this subsection 6A.2(d), "cause" shall mean a gross violation, as determined by the Company, of the Company's established policies and procedures.

               (ii) If the employment or consulting relationship of the Option Holder terminates because the Option Holder becomes Disabled within the Option Period, the Phantom Option may be exercised by the Option Holder (or, in the case of his death after becoming Disabled, by those entitled to do so under his will or by the laws of descent and distribution) within one year following such termination (if otherwise within the Option Period), but not thereafter. In any such case, the Phantom Option may be exercised only as to the Shares as to which the Phantom Option had become exercisable on or before the date of termination because of Disability.

               (iii) If the Option Holder dies within the Option Period, while employed by the Company, while a consultant to the Company, or within the three-month period

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referred to in (iv) below, the Phantom Option may be exercised by those entitled to do so under his will or by the laws of descent and distribution within one year following his death (if otherwise within the Option Period), but not thereafter. In any such case the Phantom Option may be exercised only as to the Shares as to which the Phantom Option had become exercisable on or before the date of the Option Holder's death.

               (iv) If the employment or consulting relationship of the Option Holder by or with the Company terminates within the Option Period for any reason other than for cause, Disability or death, and such termination occurs more than six months after the Phantom Option is granted, the Phantom Option may be exercised by the Option Holder within three months following the date of such termination (if otherwise within the Option Period), but not thereafter. In any such case, the Phantom Option may be exercised only as to the Shares as to which the Phantom Option had become exercisable on or before the date of termination.

          (e) CONSIDERATION FOR GRANT OF PHANTOM OPTION. The Company may require each Eligible Employee who is granted a Phantom Option to agree to remain in the employment of the Company, at the pleasure of the Company, for a continuous period of at least six months after the date the Phantom Option is granted, at the salary rate or other compensation in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company. Nothing in this paragraph shall limit or impair the Company's right to terminate the employment of any employee. The Committee may require each Eligible Consultant who is granted a Phantom Option to agree to comply with all of the terms and conditions or specified terms and conditions of the agreement between the Eligible Consultant and the Company.

          (f) EXERCISE. The method for exercising each Phantom Option granted hereunder shall be by delivery to UIH Latin America of written notice specifying the number of Shares with respect to which the Phantom Option is exercised. The Phantom Option shall be exercised on the date UIH Latin America receives the notice of exercise. Within 30 days after the date of receipt of the notice, UIH Latin America shall deliver to the Option Holder payment (net of the amount required to be withheld under applicable federal, state, and local tax laws) for an amount equal to the Fair Market Value of the Shares of Stock on the date of exercise over the Phantom Option Price for the Shares. Payment shall be made, as the Company determines in its sole discretion, in (i) cash, (ii) freely tradable shares of Class A Common Stock of UIH, which shall be valued at the closing price on the day before the date the Company makes payment to the Option Holder, or (iii) if the Stock is Publicly Traded, freely tradable shares of Stock. If Phantom Options on less than all Shares evidenced by a Phantom Option Certificate are exercised, UIH Latin America shall deliver a new Phantom Option Certificate evidencing the Phantom Option on the remaining Shares upon delivery of the Phantom Option Certificate for the Phantom Option being exercised.

     6A.3 INITIAL PUBLIC OFFERING. Upon the closing of an Initial Public Offering, each holder of a Phantom Option shall be permitted to convert the Phantom Option to a Non-Qualified Option covering the same number of shares and having a Stock Option Price equal to the Phantom Option Price. The Non-Qualified Option shall be vested to the same extent the Phantom Option was vested and shall continue to vest, if applicable, according to the same vesting schedule that applied to the Phantom Option. The Option Holder shall have a period of 10 days before the pricing meeting at which the price to the public is determined in which to

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elect whether or not to convert the Phantom Option. If the Option Holder elects to convert the Phantom Options, they shall be converted to Non-Qualified Options immediately after the pricing meeting and before the closing of the IPO. Phantom Options that are not converted shall continue to be outstanding and shall continue to be subject to their terms and conditions and the terms and conditions of this Article VI-A.

                                 ARTICLE VI - B

                                  STOCK OPTIONS

     6B.1 GRANT OF STOCK OPTIONS. Coincident with or following designation for participation in the Plan, Eligible Employees and Eligible Consultants may be granted one or more Stock Options. The Committee in its sole discretion shall designate whether a Stock Option is an Incentive Option or a Non-Qualified Option. Incentive Options may be granted only to Eligible Employees. The Committee may grant both an Incentive Option and a Non-Qualified Option to an Eligible Employee at the same time or at different times. Incentive Options and Non-Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Stock Option affect the right to exercise any other Stock Option or affect the number of Shares for which any other Stock Option may be exercised. A Stock Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

     6B.2 STOCK OPTION CERTIFICATES. Each Stock Option granted under the Plan shall be evidenced by a written stock option certificate or agreement (a "Stock Option Certificate"). A Stock Option Certificate shall be issued by UIH Latin America in the name of the Participant to whom the Stock Option is granted (the "Option Holder") and in such form as may be approved by the Committee. The Stock Option Certificate shall incorporate and conform to the conditions set forth in this Section 6B.2 as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

          (a) NUMBER OF SHARES. Each Stock Option Certificate shall state that it covers a specified number of Shares of Stock, as determined by the Committee.

          (b) PRICE. The price at which each Share of Stock covered by a Stock Option may be purchased shall be determined in each case by the Committee and set forth in the Stock Option Certificate, but in no event shall the price for an Incentive Option be less than 100 percent of the Fair Market Value of the Stock on the date the Incentive Option is granted.

          (c) DURATION OF STOCK OPTIONS; RESTRICTIONS ON EXERCISE. Each Stock Option Certificate shall state the period of time, determined by the Committee, within which the Stock Option may be exercised by the Option Holder (the "Option Period"). The Option Period must end, in all cases, not more than ten years from the date the Option is granted. Each Stock Option Certificate shall provide that the Stock Option shall become exercisable (vest) in increments if the Option Holder is continuously employed by UIH Latin America or an Affiliated Corporation from the date of grant through the following vesting dates: 1/48th of the number of Shares subject to the Stock Option shall vest on the same date of the month as the date of grant,

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commencing with the month next following the month in which the Stock Option was granted. If the vesting formula results in a fractional share, the vested increment shall be rounded down to the next whole share. The Stock Option shall be fully vested on the fourth anniversary of the date of grant. However, the Committee, with the approval of the Board, may establish different vesting schedules for specified Stock Option grants. Except as set forth in Sections 7.3 and 7.4, the Stock Option shall not be exercisable as to any Shares for which the continuous employment requirement is not satisfied, regardless of the circumstances under which the Option Holder's employment by the Company is terminated. The number of Shares as to which the Stock Option may be exercised is cumulative, so that once the Stock Option is exercisable as to any Shares it shall continue to be exercisable as to such Shares until expiration or termination of the Option.

          (d) TERMINATION OF SERVICES, DEATH, DISABILITY, ETC. The Committee may specify the period, if any, after which a Stock Option may be exercised following termination of the Option Holder's services. The effect of this subsection 6B.2(d) shall be limited to determining the consequences of a termination and nothing in this subsection 6B.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any individual's services. If the Committee does not otherwise specify, the following shall apply:

               (i) If the employment or consulting relationship of an Option Holder by or with the Company terminates for any reason other than death or Disability within six months after the date the Stock Option is granted or if the employment or consulting relationship of the Option Holder by or with the Company is terminated within the Option Period for cause, as determined by the Company, the Stock Option shall thereafter be void for all purposes. As used in this subsection 6B.2(d), "cause" shall mean a gross violation, as determined by the Company, of the Company's established policies and procedures.

               (ii) If the employment or consulting relationship of the Option Holder terminates because the Option Holder becomes Disabled within the Option Period, the Stock Option may be exercised by the Option Holder (or, in the case of his death after becoming disabled, by those entitled to do so under his will or by the laws of descent and distribution) within one year following such termination (if otherwise within the Option Period), but not thereafter. In any such case, the Stock Option may be exercised only as to the Shares as to which the Stock Option had become exercisable on or before the date of termination because of Disability.

               (iii) If the Option Holder dies within the Option Period, while employed by the Company, while a consultant to the Company, or within the three-month period referred to in (iv) below, the Stock Option may be exercised by those entitled to do so under his will or by the laws of descent and distribution within one year following his death (if otherwise within the Stock Option Period), but not thereafter. In any such case the Stock Option may be exercised only as to the Shares as to which the Stock Option had become exercisable on or before the date of the Option Holder's death.

               (iv) If the employment or consulting relationship of the Option Holder by or with the Company terminates within the Option Period for any reason other than for cause, Disability or death, and such termination occurs more than six months after the Option is granted, the Stock Option may be exercised by the Option Holder within three months following the date of such termination (if otherwise within the Option Period), but not thereafter. In any such case, the Stock Option may be exercised only as to the Shares as to which the Stock Option had become exercisable on or before the date of termination.

          (e) CONSIDERATION FOR GRANT OF STOCK OPTION. The Company may require each Eligible Employee who is granted a Stock Option to agree to remain in the employment of the Company, at the pleasure of the Company, for a continuous period of at least six months after the date the Stock Option is granted, at the salary rate or other compensation in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company. Nothing in this paragraph shall limit or impair the Company's right to terminate the employment of any employee. The Committee may require each Eligible Consultant who is granted a Stock Option to agree to comply with all of the terms and conditions or specified terms and conditions of the agreement between the Eligible Consultant and the Company. If an Option Holder violates any such agreement, the Company may, in its sole discretion, rescind the transfer of any Shares to the Option Holder pursuant to the exercised portion of the Stock Option. Upon notice of any such rescission, the Option Holder will deliver promptly to the Company certificates representing the Shares, duly endorsed for transfer to the Company.

          (f) EXERCISE, PAYMENTS, ETC.

               (i) MANNER OF EXERCISE. The method for exercising each Stock Option granted hereunder shall be by delivery to UIH Latin America of written notice specifying the number of Shares with respect to which such Stock Option is exercised. The purchase of such Shares shall take place at the principal offices of UIH Latin America within thirty days following delivery of such notice, at which time the Stock Option Price of the Shares shall be paid in full by any of the methods set forth below or a combination thereof. Except as set forth in the next sentence, the Stock Option shall be exercised when the Stock Option Price for the number of Shares as to which the Stock Option is exercised is paid to UIH Latin America in full. If the Stock Option Price is paid by means of a broker's loan transaction described in subsection 6B.2(f)(ii)(D), in whole or in part, the closing of the purchase of the Stock under the Stock Option shall take place (and the Stock Option shall be treated as exercised) on the date on which, and only if, the sale of Stock upon which the broker's loan was based has been closed and settled, unless the Option Holder makes an irrevocable written election, at the time of exercise of the Stock Option, to have the exercise treated as fully effective for all purposes upon receipt of the Stock Option Price by UIH Latin America regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Option Holder upon payment therefor. If Stock Options on less than all Shares evidenced by an Option Certificate are exercised, UIH Latin America shall deliver a new Stock Option Certificate evidencing the Stock Option on the remaining Shares upon delivery of the Stock Option Certificate for the Stock Option being exercised.

               (ii) The exercise price shall be paid by any of the following methods or any combination of the following methods at the election of the Option Holder, or by any other method approved by the Committee upon the request of the Option Holder:

                    (A) in cash;

                    (B) by certified check, cashier's check or other check acceptable to UIH Latin America, payable to the order of UIH Latin America;

                    (C) by delivery to UIH Latin America of certificates representing the number of shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Stock Option, properly endorsed for transfer to UIH Latin America; provided however, that no Stock Option may be exercised by delivery to UIH Latin America of certificates representing Stock, unless such Stock has been held by the Option Holder unrestricted for more than six months or such other period as specified by the Committee; for purposes of this Plan, the Fair Market Value of any shares of Stock delivered in payment of the purchase price upon exercise of the Stock Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price; or

                    (D) by delivery to UIH Latin America of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to UIH Latin America promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder required to pay the Option Price.

          (g) WITHHOLDING.

               (i) NON-QUALIFIED OPTIONS. Upon exercise of a Non-Qualified Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws, including payment of such taxes through delivery of shares of Stock or by withholding Stock to be issued under the Non-Qualified Option, as provided in Article XI.

               (ii) INCENTIVE OPTIONS. If an Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Incentive Option was exercised, the Option Holder shall send written notice to the Company at the Company's principal place of business of the date of such disposition, the number of Shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

     6B.3 RESTRICTIONS ON INCENTIVE OPTIONS.

          (a) INITIAL EXERCISE. The aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Incentive Option.

          (b) TEN PERCENT STOCKHOLDERS. Incentive Options granted to an Option Holder who is the holder of record of 10% or more of the outstanding Stock of UIH Latin America shall have an Option Price equal to 110% of the Fair Market Value of the Shares on the date of grant of the Incentive Option and the Option Period for any such Incentive Option shall not exceed five years.

                                  ARTICLE VII

                   CORPORATE REORGANIZATION; CHANGE IN CONTROL

     7.1 REORGANIZATION. Upon the occurrence of any of the following events, if the notice required by Section 7.2 shall have first been given, the Plan and all Stock Options then outstanding hereunder shall automatically terminate and be of no further force and effect whatsoever, without the necessity for any additional notice or other action by the Board or UIH Latin America: (a) the merger or consolidation of the Company with or into another corporation (other than a consolidation or merger, or reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or (b) the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (other than a sale or conveyance in which the Company continues as holding company of an entity or entities that conduct the business or business formerly conducted by the Company); or (c) the dissolution or liquidation of the Company.

     7.2 REQUIRED NOTICE. At least 30 days' prior written notice of any event described in Section 7.1 shall be given by the Company to each Option Holder unless in the case of the events described in clauses (a) or (b) of Section 7.1, the Company, or the successor or purchaser, as the case may be, shall make adequate provision for the assumption of the outstanding Stock Options or the substitution of new options for the outstanding Stock Options on terms comparable to the outstanding Stock Options except that, with respect to Stock Options, the Option Holder shall have the right thereafter to purchase the kind and amount of securities or property or cash receivable upon such merger, consolidation, other reorganization, sale or conveyance by a holder of the number of Shares that would have been receivable upon exercise of the Stock Option immediately prior to such merger, consolidation, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares). The provisions of this Article VII shall similarly apply to successive mergers, consolidations, reorganizations, sales or conveyances. Such notice shall be deemed to have been given when delivered personally to an Option Holder or when mailed to an Option Holder by registered or certified mail, postage prepaid, at such Option Holder's address last known to the Company.

     7.3 ACCELERATION OF EXERCISABILITY. Option Holders notified in accordance with Section 7.2 may exercise their Stock Options at any time before the occurrence of the event requiring the giving of notice (but subject to occurrence of such event), regardless of whether all conditions of exercise relating to length of service have been satisfied.

     7.4 CHANGE IN CONTROL.

          (a) FULL VESTING. If a Change in Control (as defined below) occurs, all Phantom Options and Stock Options shall become exercisable in full, regardless of whether all conditions of exercise relating to length of service have been satisfied.

          (b) PUBLICLY TRADED. If the Stock is Publicly Traded, a "Change in Control" is deemed to have occurred if (i) a person (as such term is used in Section 13(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of shares of the Company having 30% or more of the total number of votes that may be cast for the election of directors of the Company without the prior approval of at least a majority of the members of the Board unaffiliated with such person or (ii) individuals who constitute the directors of the Company at the beginning of a 24-month period cease to constitute at least 2/3 of all directors at any time during such period, unless the election of any new or replacement directors was approved by a vote of at least a majority of the members of the Board in office immediately prior to such period and of the new and replacement directors so approved. Notwithstanding anything to the contrary in this Section 7.4, no Phantom Option or Stock Option will become exercisable by virtue of the occurrence of a Change in Control if the Option Holder of that Phantom Option or Stock Option or any group of which that Option Holder is a member is the person whose acquisition constituted the Change in Control.

          (c) NOT PUBLICLY TRADED. If the Stock is not Publicly Traded, a "Change in Control" is defined as (i) the sale of stock having 50% or more of the voting control or economic value of the Company, or (ii) merger of the Company with another entity pursuant to which Shares of Stock are surrendered in exchange for other stock of another entity or (iii) 50 percent or more of the capital stock of the Company is acquired without the consent of a majority of the members of the Board who are unaffiliated with the acquiror. Upon a Change in Control, the Phantom Options, Stock Options or Shares held pursuant to the exercise of Stock Options will, if the Company so chooses, be acquired by the Company immediately for the same value per Share as established in the Change in Control. In the case of a merger where the Company is not the surviving entity, the Company may require the outstanding Phantom Options, Stock Options, Options or Shares acquired pursuant to the exercise of Stock Options to be exchanged for new options or shares.

          (d) CHANGE IN CONTROL OF UIH. A "Change in Control" shall occur for purposes of this Plan if there is a change in control of UIH, as defined in the United International Holdings, Inc. 1993 Stock Option Plan, and, following the Change in Control of UIH, the Option Holder's employment is terminated for Good Reason. For purposes of this Plan, "Good Reason" shall mean:

               (i) the assignment to the Option Holder of any duties inconsistent in any respect with the Option Holder's position (including status, offices, and titles), authority, duties or responsibilities, or any other action by the Company that results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Option Holder;

               (ii) any failure by the Company to comply with any of the provisions of any employment agreement between the Option Holder and the Company, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Option Holder;

               (iii) any purported termination by the Company of the Option Holder's employment otherwise than as expressly permitted by any employment agreement between the Option Holder and the Company; or

               (iv) any failure by UIH to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of UIH to assume expressly and agree to perform any employment agreement between the Option Holder and UIH in the same manner and to the same extent that UIH would be required to perform it if not such succession had taken place.

     7.5 PAYMENT FOR OUTSTANDING PHANTOM OPTIONS. Upon the occurrence of the events described in Section 7.1 or 7.4, each outstanding Phantom Option shall be deemed to be exercised on the date of the occurrence. UIH Latin America or its successor shall deliver to each Option Holder amount equal to the excess of the Fair Market Value of the Stock on the date of the occurrence over the Phantom Option Price. Payment shall be made, as the Company determines in its sole discretion, in (i) cash, (ii) freely tradable shares of Class A Common Stock of UIH, which shall be valued at the closing price on the day before the date the Company makes payment to the Option Holder, or (iii) if the Stock is Publicly Traded, freely tradable shares of Stock. All payments shall be subject to the withholding of applicable federal, state, and local taxes. Upon payment for the outstanding Phantom Options, all outstanding Phantom Options shall automatically terminate and be of no further force or effect whatever without the necessity for any additional notice or other action by the Board of UIH Latin America. For this purpose, the date of the occurrence shall be as follows:

          (a) In the case of a merger or consolidation of the Company, or the sale or conveyance of the property of the Company as an entirety or substantially as an entirety, the date of the closing of the transaction.

          (b) In the case of the liquidation or dissolution of the Company, the date on which the Board adopts resolutions to dissolve or liquidate the Company.

          (c) In the case of a change in ownership of the Company's stock under
Section 7.4, the date on which the last shares that cause the Change in Control are purchased.

          (d) In the case of a change in the membership of the Board, the date of the shareholders meeting at which the new directors were elected.

                                  ARTICLE VIII

                        RESTRICTION ON TRANSFER OF STOCK

     8.1 NO TRANSFER. If the Stock is not Publicly Traded, an Option Holder may not sell, transfer by gift or otherwise, or otherwise dispose of any Stock acquired pursuant to the exercise of a Stock Option other than as provided in this Article VIII. If the Stock is Publicly Traded, the provisions of this Article VIII shall not apply, and an Option Holder may dispose of Stock acquired pursuant to the exercise of a Stock Option at any time in any manner that is in compliance with applicable federal and state securities laws.

     8.2 SALE TO UIH LATIN AMERICA DURING EMPLOYMENT. If the Stock is not Publicly Traded, the Option Holder shall have the right to require UIH Latin America to purchase all or a portion of the Stock acquired by the Option Holder pursuant to the exercise of a Stock Option. The purchase price shall be Fair Market Value. The Option Holder may exercise the right once each calendar quarter upon 30 days prior written notice to UIH Latin America specifying the number of Shares that the Option Holder wishes to sell. If the Option Holder has not exercised the Stock Option prior to the date on which the Option Holder elects to sell the Stock, the Company shall pay the Option Holder an amount equal to the excess of the Fair Market Value of the Stock over the Option Price for the Stock. The purchase price shall be paid, as the Company determines in its sole discretion, in cash or in freely tradable shares of Class A Common Stock of United International Holdings, Inc., which shall be valued at the closing price on the day before the date the Company makes payment to the Option Holder. Notwithstanding the foregoing, if, in the good faith judgment of the Committee, payment to the Option Holder (either in cash or in stock) would result in a default under then existing public or private debt of the Company, then the Committee may elect to defer payment until such time as such payment would not result in a default. Any amount so deferred shall earn interest at a rate of 1% per month.

     8.3 SALE TO UIH LATIN AMERICA FOLLOWING TERMINATION OF EMPLOYMENT. If the Option Holder terminates employment for any reason and if the Stock is not Publicly Traded, the Option Holder or the Option Holder's personal representative, guardian, conservator, or other authorized agent or representative may sell all or a portion of the Stock acquired through the exercise of Options to UIH Latin America once each calendar quarter upon 30 days prior written notice specifying the number of Shares to be sold. If the Stock is not Publicly Traded, UIH Latin America shall have the right to acquire the Shares at any time, at Fair Market Value, upon a good faith determination by the Board that it is in the best interests of the Company to acquire such Shares in order to facilitate a corporate transaction. The purchase price shall be paid, as the Company determines in its sole discretion, in cash or in freely tradable shares of Class A Common Stock of United International Holdings, Inc., which shall be valued at the closing price on the day before the date the Company makes payment to the Option Holder.

     8.4 DETERMINATION OF FAIR MARKET VALUE. If the Stock is not Publicly Traded, Fair Market Value shall be determined by the Board in good faith. For this purpose, Fair Market Value is the price at which a willing seller, under no obligation to sell, would sell and the price at which a willing buyer, under no obligation to buy, would buy.

          (a) The value of UIH Latin America shall be established by a significant transaction (I.E., sale of stock, merger, or other transaction that would establish a fair market value for UIH Latin America) if such a transaction has occurred within three months prior to the date as of which Fair Market Value is established.

          (b) If section 8.4(a) is not applicable, it is contemplated that Fair Market Value will be determined according to the formula (x) minus (y), with such modifications as the Board in good faith deems appropriate to reflect accurately current market conditions, provided however, the methodology used to determine fair market value shall be consistent with the methodology used to establish the initial exercise price of Options granted under the Plan, where:

          (x) is equal to ten times the trailing twelve months EBITDA (earnings before interest, taxes, depreciation, and amortization) of each operating company less the net liabilities of each operating company, multiplied by UIH Latin America's ownership percentage in the operating company; provided that the Board shall have the discretion to vary the multiplier; however, it is expected that the multiplier shall not be less than eight or more than twelve; and

          (y) is equal to the net liabilities of UIH Latin America (excluding any liabilities of the operating companies that were included in the calculation of (x)).

          (c) The following provisions will apply as appropriate to the fair market value calculation set forth in section 8.4(b) above.

               (i) "Net liabilities" equal total long-term liabilities, less net-working capital surplus, or plus net working capital deficit of the entity.

               (ii) With respect to any fair market valuation determined in accordance with section 8.4(b) above, the value of any operating company will be the value established by a transaction involving such operating company as described in section 8.4(a) above.

               (iii) For any operating company which has been in operation for less than 36 months at the time of the valuation, or in the event that the Board believes that the methodology used in section 8.4(b) does not fairly reflect the value of any operating company, then a professional advisor or qualified appraiser may be engaged to determine the value of such operating company by employing standard and customary methodologies, which may include a discounted cash flow analysis.

               (iv) Fair Market Value will be determined no more frequently than once every six months, and the most recent prior valuation shall be deemed to be the Fair Market Value. If there has been an event which in the opinion of the Board is likely to have a material effect on the Fair Market Value, then a new valuation may be carried out.

     8.5 PURCHASE; INFORMATION TO OPTION HOLDER. Within ten days after receiving the notice from the Option Holder or the Option Holder's representative specifying the number of Shares to be sold, UIH Latin America shall furnish the Option Holder with information about the business and financial condition of UIH Latin America and the Affiliated Corporations. UIH Latin America shall make payment for the Stock no earlier than the thirtieth day after receiving the notice from the Option Holder, or on such later date as UIH Latin America and the Option Holder mutually agree. The purchase price shall be paid, as the Company determines in its sole discretion, in cash or in freely tradable shares of the Class A Common Stock of United International Holdings, Inc., which shall be valued at the closing price on the day before the date the Company makes payment to the Option Holder.

                                   ARTICLE IX

                           EMPLOYMENT; TRANSFERABILITY

     9.1 EMPLOYMENT. Nothing contained in the Plan or in any Phantom Option or Stock Option granted under the Plan shall confer upon any Option Holder any right with respect to the continuation of his employment by, or consulting relationship with, the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Option Holder from the rate in existence at the time of the grant of a Phantom Option or Stock Option. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee at the time.

     9.2 OTHER EMPLOYEE BENEFITS. The amount of any compensation received or deemed to be received by an Option Holder as a result of the exercise of a Phantom Option or Stock Option or the sale of Shares received upon such exercise shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan.

     9.3 NONTRANSFERABILITY. No right or interest of any Option Holder in a Phantom Option or Stock Option granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Option Holder, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of an Option Holder's death, an Option Holder's rights and interests in Phantom Option or Stock Options shall, to the extent provided in Article VI be transferable by will or the laws of descent and distribution.

                                    ARTICLE X

                           SECURITIES LAW RESTRICTIONS

     Each Stock Option shall be subject to the requirement that, if at any time counsel to UIH Latin America shall determine that the listing, registration or qualification of the Shares subject to such Stock Option grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require UIH Latin America to apply for or to obtain such listing, registration or qualification.

                                   ARTICLE XI

                                   WITHHOLDING

     11.1 WITHHOLDING REQUIREMENT. UIH Latin America's obligations to deliver Shares of Stock upon the exercise of any Stock Option shall be subject to the Option Holder's satisfaction of all applicable federal, state and local income and other tax withholding requirements. UIH

Latin America shall withhold all amounts required to be withheld for federal, state, and local tax purposes from all payments made upon the exercise of a Phantom Option.

     11.2 WITHHOLDING WITH STOCK. At the time the Committee grants a Stock Option, it may, in its sole discretion, grant the Option Holder an election to pay all such amounts of tax withholding, or any part thereof, by electing to transfer to UIH Latin America, or to have UIH Latin America withhold from Shares otherwise issuable to the Option Holder, Shares of Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Option Holder. All elections shall be subject to the approval or disapproval of the Committee. The value of Shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such elections by Option Holders to have Shares of Stock withheld for this purpose will be subject to the following restrictions and any additional restrictions imposed by the Committee:

          (a) All elections must be made prior to the Tax Date.

          (b) All elections shall be irrevocable.

          (c) If the Option Holder is an officer or director of UIH Latin America within the meaning of Section 16 of the 1934 Act ("Section 16"), the Option Holder must satisfy the requirements of such Section 16 and any applicable Rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

                                   ARTICLE XII

                                  MISCELLANEOUS

     12.1 EXPIRATION. The Plan shall terminate whenever the Board adopts a resolution to that effect. If not sooner terminated by the Board, the Plan shall terminate and expire on June 1, 2003. After termination, no additional Phantom Options or Stock Options shall be granted under the Plan, but the Company shall continue to recognize Phantom Options and Stock Options previously granted.

     12.2 AMENDMENTS, ETC. The Board may from time to time amend, modify, suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension or termination shall, without the consent of the Option Holder, alter a material term of any Phantom Option or Stock Option previously granted under the Plan or deprive any Option Holder of any Shares that he may have acquired through or as a result of the Plan.

     12.3 TREATMENT OF PROCEEDS. Proceeds from the sale of Stock pursuant to Stock Options granted under the Plan shall constitute general funds of the Company.

     12.4 SECTION HEADINGS. The section headings are included herein only for convenience, and they shall have no effect on the interpretation of the Plan.

     12.5 SEVERABILITY. If any article, section, subsection or specific provision is found to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan.

     12.6 GENDER AND NUMBER. Except when otherwise indicated by the context, the masculine gender shall include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

Dated: To be effective June 6, 1997.


                                        UIH LATIN AMERICA, INC.